SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.


         Date of Report (Date of Earliest Event Reported): April 3, 2003
                                                           -------------


                           ASHCROFT HOMES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                    0-33437                   31-1664473
----------------------------      -----------               ----------------
(State of other jurisdiction      (Commission               (I.R.S. Employer
    of incorporation)             File Number)               Identification No.)


        56 Inverness Drive East, Suite 105
              Englewood, Colorado                                 80112
     ----------------------------------------                   ----------
     (Address of Principal Executive Offices)                   (Zip Code)



        Registrant's telephone number including area code: (303) 799-6194
                                                            --------------


                           OneDentist Resources, Inc.
                             5459 South Iris Street
                            Littleton, Colorado 80123
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

Effective April 3, 2003, Ashcroft Homes Corporation, formerly known as OneDentist Resources, Inc. (the "Company"), acquired all of the outstanding stock and membership interests of several privately held Colorado companies engaged in the residential real estate and construction industries ("Ashcroft Subsidiaries;" see Item 2 below for a complete description of the Ashcroft Subsidiaries and their businesses). The consideration issued by the Company in connection with the exchange was 12,954,060 shares of its no par value common stock and 1,350,000 shares of its Series A Convertible Preferred Stock ("Preferred Stock"). The Company is obligated to issue an additional 600,000 shares of common stock to certain employees of an Ashcroft Subsidiary. Simultaneously with closing of the transaction (the "Exchange"), the former sole executive officer and director, Philip J. Davis, resigned and was replaced as Chief Executive Officer and Director by Richard O. Dean, chief executive of most of the Ashcroft Subsidiaries. As a result of the issuance of stock in the Exchange, as well as the change in the board of directors, the Company experienced a change in control.

Certain former shareholders or equity owners of the Ashcroft Subsidiaries, including Richard Dean and his wife, became the largest shareholders of the Company following closing of the Exchange. Mr. Dean and his wife Reagan beneficially own 6,488,601 shares of common stock and 1,350,000 shares of Preferred Stock, representing a total of 49.32% of the outstanding common stock if the Preferred Stock were converted. Mr. and Mrs. Dean also own 100% of the Preferred Stock, entitling them to five votes for each share outstanding. Accordingly, the Deans own a total of 62.17% the outstanding voting stock of the Company after the Exchange.

Joseph A. Oblas, president of Stonegate Capital Corporation (and Ashcroft Subsidiary), is now the President of the Company and owns 1,197,707 shares, or 8.24% of the common stock. Peter C. Gonzalez, secretary/treasurer of Stonegate, is now the Secretary and Controller of the Company and also owns 1,197,707 shares of the common stock. William Watson, a former member of one of the Ashcroft Subsidiaries, owns 750,000 shares of common stock, or greater than 5% of the common stock outstanding. Each of these individuals executed an employment contract with the Company. For a complete description of the executive officers and directors appointed or expected to be appointed in connection with the Exchange, as well as beneficial ownership of securities by those individuals, please see the Schedule 14f-1 previously filed by the Company with the Securities and Exchange Commission. It is anticipated that additional directors will be appointed in the near future.

The consideration received by the Company in exchange for issuance of shares at the closing was the common stock or membership interests of the various Ashcroft Subsidiaries surrendered by former owners at the closing. Indirectly, the Company acquired all of the assets of those entities. (See Item 2. Acquisition of Assets, below). The former shareholders or members of the corporate and limited liability company subsidiaries surrendered all of their ownership interests in the Ashcroft Subsidiaries for issuance of Company shares.

The terms and conditions of the Exchange, including the amount and nature of stock to be issued, were determined by negotiations between officers of the Company and the various Ashcroft Subsidiaries, and was based on factors such as the price of Company common stock at the time of the negotiations, the estimated fair market value of the Ashcroft Subsidiaries, the estimated operating results of the Ashcroft Subsidiaries and other financial criteria. The Company did not obtain an appraisal of the estimated value of the Ashcroft Subsidiaries prior to the transaction. There was no relationship between the Company and any of the Ashcroft Subsidiaries or their officers or directors before the Exchange.

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

Stock issued in connection with the Exchange was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, and is restricted from resale under relevant provisions of that Act. The Company relied on the exemption provided by Rule 506 of Regulation D for issuance of the shares. Each of the former shareholders or members of the Ashcroft Subsidiaries executed an investment letter attesting to their status as "accredited investors" within the meaning of Rule 501 of Regulation D and that they had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the proposed investment. The certificates for shares issued by the Company will bear a legend restricting transfer of the shares in accordance with the Act.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

In connection with the Exchange, the Company indirectly acquired all of the assets and liabilities of the Ashcroft Subsidiaries, consisting generally of developed residential home lots, an inventory of homes in process, finished homes for sale and a library of home construction plans, and the accounts payable, loans and other liabilities. The following represents a complete list of the subsidiaries acquired by the Company, and the business engaged by each immediately prior to the Exchange:

     o Ashcroft Homes of Colorado, Inc. (formerly, Ashcroft Homes, Inc.) - designs and constructs single family and low-density, multi-family housing along the front range of Colorado, from Colorado Springs to Fort Collins.

     o Absolute Construction Services, LLC - provides construction management services to independent third parties.

     o Peregrine Sanctuary, LLC - develops building lots in a single subdivision in Colorado Springs, Colorado.

     o Stonegate Capital Corporation - owns and manages a portfolio of construction loans secured by interests in real estate located in Colorado. The company is marketing the real estate securing the loans.

     o Tesoro Homes @ Tallyn's Reach, LLC - constructs a wide variety of homes in and around Denver, Colorado.

     o West Gold Holdings, Inc. - a developer of residential lots for the Ashcroft Subsidiaries and some independant third parties.

For a more complete description of the assets and liabilities acquired by the Company, see the financial statements to be filed as an amendment to this report. The Company intends to continue the business of the Ashcroft Subsidiaries.

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

ITEM 5.  OTHER EVENTS

Issuance of Preferred  Stock.
-----------------------------
In conjunction with the Exchange, the Company issued a new series of Preferred Stock to two individuals. The Series A Convertible Preferred Stock was issued for a price of $4 per share, resulting in a total issue price of $5.4 million for the 1,350,000 shares issued at the closing.

Holders of the Preferred Stock are entitled to receive a cumulative dividend of seven percent (7%) per annum, payable quarterly in arrears beginning June 30, 2003 and continuing until the Preferred Stock is redeemed or converted. In the event that the dividends are not paid in any period, those dividends accumulate and must be paid prior to dividends on the common stock or any other class of stock junior to the Preferred Stock.

The Preferred Stock is convertible into the Company's common stock on a one-for-one basis beginning six months from the date of closing, subject to adjustment. The conversion rate may be adjusted in the event of stock dividends, stock splits, certain reorganizations and, subject to certain limited exceptions, the issuance of common stock or other securities convertible into common stock at a price less than $1 per share. These adjustments are designed to afford the holders of the Preferred Stock the same rights to acquire the common stock as before the event giving rise to the adjustment.

Holders of the Preferred Stock are entitled to a preference in the event the Company is liquidated on a voluntary or involuntary basis. In that event, holders of the Preferred Stock will receive a preferential distribution to holders of the common stock and any other junior securities in an amount equal to the issue price, plus any accrued but unpaid dividends. Following payment of any preferential distributions upon liquidation, holders of the Preferred Stock are not entitled to share in any further distributions.

The Preferred Stock may be redeemed by the Company by giving the holders not less than 20 days advance written notice and by paying the issue price plus any accrued but unpaid dividends. The holders of the Preferred Stock are entitled to convert the stock into common stock during the pendency of any notice of redemption.

Finally, holders of the Preferred Stock are entitled to vote with holders of the common stock at the rate of five votes for each share of preferred owned by them. Accordingly, the 1,350,000 shares issued in connection with the Exchange are entitled to 6,750,000 votes on any matters submitted to the shareholders for consideration.

Change of Name and Business and Executive Office.
-------------------------------------------------
Immediately following closing of the Exchange, the Company changed its name to Ashcroft Homes Corporation to more accurately reflect the business to be conducted following the acquisition of the Ashcroft Subsidiaries. The Company also relocated its principal business and executive offices to 56 Inverness Drive, Suite 105, Englewood, CO 80112. Its telephone number at that location is
(303) 799-6194.

Reverse Stock Split.
--------------------
Contemporaneously with closing of the Exchange, the Company implemented a reverse split of its common stock on a one for three and one-half (1:3.5) basis, which split was approved by the shareholders on March 31, 2003. The reverse split did not affect the amount of authorized common (25,000,000 shares) or preferred (10,000,000 shares) stock.

THE DESCRIPTION OF AGREEMENTS OR OTHER DOCUMENTS CONTAINED IN THIS REPORT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENTS ATTACHED TO THIS REPORT AS EXHIBITS OR OTHERWISE FILED WITH THE COMMISSION.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

               Financial statements required to be filed pursuant to the provisions of Regulation S-X will be filed not later than 60 days after the filing this report.

     (b)  Pro Forma Financial Information.

               See response to (a) above.

     (c)  Exhibits.

               The following exhibits are filed with this report:

          2.1 Plan and Agreement of Reorganization between the Company, certain of its shareholders and Ashcroft Homes of Colorado, Inc., formerly known as Ashcroft Homes, Inc., dated December 27, 2002.

          2.2 Third Amendment to the Plan and Agreement dated March 17, 2003, including certain Ashcroft subsidiaries.

          4.1 Articles of Amendment to the Articles of Incorporation of Ashcroft Homes Corporation as filed with the Colorado Secretary of State on April 1, 2003.

          99.1 Press release dated April 3, 2003

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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                  Ashcroft Homes Corporation



Dated: April 17, 2003              By:  /s/ Richard O. Dean
                                      ----------------------------------------
                                      Richard O. Dean, Chief Executive Officer

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